As filed with the Securities and Exchange Commission on September 24, 2024

Registration No. 333-282172

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-7273918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1325 Avenue of Americas, 28th Floor

New York, New York 10019

Phone: (201) 488-0460

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chaim Lebovits

Chief Executive Officer

Brainstorm Cell Therapeutics, Inc.

1325 Avenue of Americas, 28th Floor

New York, New York 10019

Phone: (201) 488-0460

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Faith L. Charles, Esq.

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, New York 10017-6232

Phone: (212) 344-5680

Fax: (212) 344-6101

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2024

Up to 16,666,667 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder identified herein of up to 16,666,667 shares of our common stock, par value $0.00005 per share, underlying common stock purchase warrants (the “Warrants”) that we issued to the selling stockholder on June 28, 2024, in a private placement concurrent with a registered direct offering of 7,918,764 shares of our common stock and 3,192,347 pre-funded warrants to purchase 3,192,347 shares of our common stock. The closing of the registered direct offering occurred on June 28, 2024.

We have agreed with the selling stockholder to pay the cost of registering the securities covered by this prospectus but will neither sell any securities nor receive any proceeds from the sale by the selling stockholder of its shares of common stock hereunder.

The selling stockholder may sell the shares of our common stock covered by this prospectus from time to time through various means at prevailing market prices or at such other negotiated prices. We provide more information about how the selling stockholder may sell or otherwise dispose of such shares of common stock in the section entitled “Plan of Distribution” beginning on page 9 of this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BCLI.” On September 23, 2024, the last reported sale price for our common stock was $0.2371 per share.

Investing in common stock involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2024.

TABLE OF CONTENTS

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may sell the securities described in this prospectus in one or more offerings. A prospectus supplement may add to, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information we Incorporate by Refence.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized, nor has the selling stockholder authorized, any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “we,” “us” or “the Company” or other similar terms mean Brainstorm Cell Therapeutics Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

i

Prospectus Summary

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of our company, you should read and carefully consider the more detailed information included or incorporated by reference in this prospectus and any prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 4 of this prospectus, as well as the information incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus along with our consolidated financial statements and related notes before making an investment decision.

Overview

Brainstorm Cell Therapeutics Inc. is a leading biotechnology company committed to the development and commercialization of autologous cellular therapies for the treatment of neurodegenerative diseases including: Amyotrophic Lateral Sclerosis (“ALS”, also known as Lou Gehrig’s disease); Progressive Multiple Sclerosis (“PMS”); Alzheimer’s disease (AD); and other neurodegenerative diseases. NurOwn®, our proprietary platform, leverages cell culture methods to induce autologous bone marrow-derived mesenchymal stem cells (MSCs) to secrete high levels of neurotrophic factors (NTFs), modulate neuroinflammatory and neurodegenerative disease processes, promote neuronal survival and improve neurological function.

NurOwn® has completed its Phase 3 ALS and Phase 2 PMS clinical trials. On November 17, 2020, we announced top-line data from our Phase 3 ALS trial. On March 24, 2021, we announced positive top-line data from our Phase 2 trial evaluating three repeated intrathecal administrations of NurOwn®, each given 2 months apart, as a treatment for PMS. On June 24, 2020, we announced a new clinical program focused on the development of NurOwn® as a treatment for AD.

On September 9, 2022, we filed a Biologics License Application (“BLA”) with the U.S. Food and Drug Administration (“FDA”) for NurOwn® as a treatment for ALS. On November 10, 2022, we announced that we had received a refusal to file (“RTF”) letter from the FDA regarding our BLA. We subsequently requested a Type A meeting with the FDA to discuss the contents of the RFT letter, which was held on January 11, 2023. After extensive discussion with the FDA regarding the best pathway to resolve outstanding questions presented in the RTF letter, we requested that the FDA file and review over protest our BLA for NurOwn® as a treatment for ALS on February 6, 2023. On September 22, 2023, we amended the BLA to revise the proposed indication for use of NurOwn® to treat mild to moderate ALS, but on September 27, 2023, the FDA Advisory Committee voted, with 17 voting no, one voting yes, and one abstention, that NurOwn® did not demonstrate substantial evidence of effectiveness for such treatment. While we remain committed to the ALS Community and are actively exploring next steps in support of NurOwn®, including publication of emerging clinical data and development of a protocol for an additional clinical study, we withdrew our BLA for NurOwn® as an ALS treatment as of November 3, 2023. The BLA has been withdrawn without prejudice.

On November 20, 2023, we announced that the FDA granted the company a meeting to discuss the regulatory path forward for NurOwn® in ALS. The meeting took place on December 6, 2023. The primary objective of the meeting was to discuss plans for a Special Protocol Assessment (“SPA”) with the FDA on the overall protocol design for a planned Phase 3b registrational trial for NurOwn®. The ultimate goal of the SPA is to secure the FDA’s agreement that critical elements of the overall protocol design (e.g., entry criteria, endpoints, planned analyses) are adequate and acceptable for a study intended to support a future marketing application. On February 23, 2024, we announced that we submitted the SPA request to the FDA for the planned Phase 3b clinical trial of NurOwn® for the treatment of ALS. On April 9, 2024, we announced that we received written agreement from the FDA, under a SPA, on the design for a Phase 3b trial of NurOwn® in ALS. The SPA agreement with the FDA validates the clinical trial protocol and statistical analysis of the planned Phase 3b trial of NurOwn®, demonstrating our adequacy in addressing objectives that support a future BLA in ALS. On June 26, 2024, we announced we reached alignment with the FDA on Chemistry, Manufacturing and Controls Aspects of our Phase 3b clinical trial for NurOwn®.

Our wholly-owned Israeli subsidiary, Brainstorm Cell Therapeutics Ltd. (“Israeli Subsidiary”), holds exclusive rights to commercialize NurOwn® technology through a licensing agreement with Ramot (“Ramot”), the technology transfer company of Tel Aviv University, Israel. Our Israeli Subsidiary was granted approval by the Israeli Ministry of Health (“MoH”) to treat ALS patients with NurOwn® under the Hospital Exemption Pathway (“HE”).

NurOwn® has a strong and comprehensive intellectual property portfolio and was granted Fast Track designation by the U.S. Food and Drug Administration (FDA) and Orphan Drug status by the FDA and the European Medicines Agency (EMA) for ALS.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies.

Private Placement

On June 28, 2024, we consummated the sale of (i) 7,918,764 shares of our common stock, (ii) 3,192,347 pre-funded warrants to purchase up to 3,192,347 shares of our common stock, and (iii) 16,666,667 Warrants to purchase up to 16,666,667 shares of our common stock at a purchase price of $0.36 per share of common stock and accompanying Warrant (or $0.35995 per pre-funded warrant and accompanying Warrant) to the selling stockholder. The shares of common stock and the pre-funded warrants were offered and sold in a registered direct offering pursuant to an effective registration statement on Form S-3 (No. 333-258640) and a related prospectus supplement filed with the SEC. The Warrants were offered in a concurrent private placement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

The Warrants will be exercisable beginning on December 28, 2024, or six (6) months after the original issuance date, will expire five (5) years following the date of issuance and have an exercise price of $0.3912 per share.

This prospectus relates to the resale from time to time by the selling stockholder identified in this prospectus under the caption “Selling Stockholder” of up to 16,666,667 shares of our common stock issuable upon exercise of the Warrants sold in the private placement.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 1325 Avenue of Americas, 28th Floor, New York, NY 10019, and our telephone number is (201) 488-0460. We also maintain an office in Petach Tikva, Israel and in Burlington, Massachusetts. We maintain a website at http://www.brainstorm-cell.com. The information on our website is not incorporated into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our common stock trades on The Nasdaq Capital Market under the symbol “BCLI”.

The Offering

Shares of common stock offered by the selling stockholder	Up to 16,666,667 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholder. However, we will receive proceeds from the exercise of the Warrants if such warrants are exercised for cash. We currently intend to use such proceeds for general corporate purposes.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” on page 4 of this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

Terms of the offering	The selling stockholder will determine when and how it will sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page 4 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein by reference before deciding to invest in our common stock.

The Nasdaq Capital Market symbol	“BCLI”

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and sale, we are referring to the shares of our common stock issuable upon exercise of the Warrants as described in “Selling Stockholder.” When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified herein and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in the shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer.

Risk Factors

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on April 1, 2024, which is incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we have filed with the SEC or will file with the SEC in the future. If any of these risks actually occurs, our business, results of operations and financial condition could suffer, which may cause the trading price of our common stock to decline and you to lose all or a part of your investment in our securities.

The sale of a substantial amount of our shares in the public market could adversely affect the prevailing market price of our securities.

We are registering for resale up to 16,666,667 shares of our common stock held by the selling stockholders, which is a significant number of shares compared to the current number of total shares of common stock issued and outstanding. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholder may sell such shares of our common stock in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities convertible into shares of our common stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause the market price of our securities to decline.

If we fail to regain compliance with the continued listing requirements of Nasdaq, our Common Stock may be delisted, and the price and liquidity of our common stock may be negatively impacted.

On November 1, 2023, we received a letter from the listing qualifications department staff (the “Staff”) of Nasdaq Stock Market (“Nasdaq”) indicating that we are not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had an initial compliance period of 180 calendar days from the date of the letter, or until April 29, 2024, to regain compliance with respect to the Bid Price Requirement. To regain compliance with the Bid Price Requirement, the closing bid price of our common stock had to meet or exceed $1.00 per share for a minimum of ten consecutive business days during the initial compliance period. However, on May 1, 2024, Nasdaq notified us in writing of its determination to delist our Common Stock due to continued noncompliance with the Bid Price Requirement as of April 29, 2024.

In response, on May 2, 2024, we submitted a hearing request to the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s determination, and on June 3, 2024, Nasdaq notified us that they would grant us a temporary exception to regain compliance with the Bid Price Requirement, based on our plan to effect a reverse stock split if necessary to regain compliance no later than October 7, 2024. Nasdaq has given us until October 21, 2024 to regain compliance with the Bid Price Requirement by evidencing a $1.00 closing bid price for a minimum of ten consecutive business days.

Additionally, on July 18, 2024, we received a letter from the Staff indicating that we have not maintained Nasdaq’s minimum market value of listed securities (the “MVLS”) of $35 million from June 2, 2024 to July 17, 2024. Under Nasdaq’s listing rules, we have 180 calendar days from this notice, until January 14, 2025, to regain compliance with Nasdaq’s MVLS (the “Compliance Period”). If at any time during this compliance period the Company’s MVLS closes at $35 million or more for a minimum of ten consecutive business days, the Staff will notify the Company that it has regained compliance with the MVLS requirement. However, if the Company fails to comply with the MVLS requirement for ten consecutive business days prior to the expiration of the Compliance Period on January 14, 2025, then the Staff will send the Company a notice of delisting.

If we are unsuccessful in our efforts to regain compliance with either the Bid Price Requirement or the MVLS requirement, delisting from the Nasdaq market could make trading the Common Stock more difficult for investors, potentially leading to declines in our share price and liquidity. In addition, without a Nasdaq market listing, stockholders may have a difficult time getting a quote for the sale or purchase of the Common Stock, the sale or purchase of the Common Stock would likely be made more difficult and the trading volume and liquidity of the Common Stock could decline. Delisting from Nasdaq could also result in negative publicity, could also make it more difficult for us to raise additional capital through alternative financing sources on terms acceptable to us, or at all, and may result in potential loss of confidence by investors, employees, and could result in fewer business development opportunities. We cannot assure you that the Common Stock, if delisted from Nasdaq, will be listed on another national securities exchange or quoted on an over-the counter quotation system.

Cautionary note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the federal securities laws, Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are included in this prospectus and the documents incorporated by reference herein for purposes of complying with those safe harbor provisions.

All statements other than statements of historical facts contained in this prospectus and our other public filings are forward-looking statements. In some cases you can identify such “forward-looking statements” by the use of words like “may,” “will,” “should,” “could,” “expects,” “hopes,” “anticipates,” “believes,” “intends,” “plans,” “projects,” “targets,” “goals,” “estimates,” “predicts,” “likely,” “potential,” or “continue” or the negative of any of these terms or similar words. These statements, descriptions, forecasts and projections constitute “forward-looking statements,” and as such involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance and achievements to be materially different from any results, levels of activity, performance and achievements expressed or implied by any such “forward-looking statements.” These risks and uncertainties include, but are not limited to our need to raise additional capital, our ability to continue as a going concern, regulatory approval of our NurOwn® treatment candidate, the success of our product development programs and research, regulatory and personnel issues, development of a global market for our services, the ability to secure and maintain research institutions to conduct our clinical trials, the ability to generate significant revenue, the ability of our NurOwn® treatment candidate to achieve broad acceptance as a treatment option for ALS, PMS, AD or other neurodegenerative diseases, our ability to manufacture and commercialize our NurOwn® treatment candidate, obtaining patents that provide meaningful protection, competition and market developments, our ability to protect our intellectual property from infringement by third parties, heath reform legislation, demand for our services, currency exchange rates, product liability claims and litigation.

Any forward-looking statements contained or incorporated by reference in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. See “Risk Factors” for more information. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make or enter into. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

Use of Proceeds

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholder. However, we will receive proceeds from the exercise of the Warrants if such warrants are exercised for cash. We intend to use those proceeds, if any, for working capital, operating expenses , and general corporate purposes.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholder pursuant to this prospectus including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our accountants. The selling stockholder will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to its sales of shares of our common stock.

Selling stockholder

We are registering the resale of 16,666,667 shares of our common stock issuable upon exercise of the Warrants held by the selling stockholder identified below to permit the selling stockholder, or its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner described under the section entitled “Plan of Distribution,” which may be supplemented and amended from time to time. The selling stockholder acquired the Warrants in the transactions described above under the section entitled “Prospectus Summary - Private Placement.”

The table below lists the selling stockholder and include other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the shares of our securities, as of September 24, 2024, assuming exercise of the Warrants held by the selling stockholder on such date, without regard to any limitations on exercise. The third column lists the shares of common stock being offered by the selling stockholder pursuant to this prospectus.

This prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and without regard to any limitations on the exercise of the Warrants. Under the terms of the Warrants, the selling stockholder may not exercise the Warrants to the extent such exercise would cause the selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of the number of shares of our common stock outstanding following such exercise. The last two columns assume the sale of all of the shares of common stock offered by the selling stockholder pursuant to this prospectus without regard to such limitations. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering(1)	Percentage of Shares Owned After Offering(4)
Armistice Capital, LLC(2)	31,000,7222	(3)	16,666,667	14,334,055	13.83	(5)%

(1)	We do not know when or in what amounts the selling stockholder may offer shares of our common stock for sale. The selling stockholder might not sell any or might sell all of the shares of our common stock offered by this prospectus. Because the selling stockholder may offer all or some of the shares of our common stock pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of our common stock, we cannot estimate the number of shares of common stock that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares of our common stock covered by this prospectus will be held by the selling stockholder.

(2)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Consists of (i) 7,087,653 shares of common stock, (ii) pre-funded warrants to purchase up to 3,192,347 shares of common stock, (iii) common stock purchase warrants to purchase up to 4,054,055 shares of common stock, and (iv) Warrants to purchase up to 16,666,667 shares of common stock. The number of shares of common stock set forth does not reflect the application of certain beneficial ownership limitations contained in the warrants described in items (ii), (iii) and (iv) above.

(4)	Based on 79,734,091 shares of common stock outstanding on September 24, 2024.

(5)	Consists of (i) 7,087,653 shares of common stock, (ii) pre-funded warrants to purchase up to 3,192,347 shares of common stock and (iii) common stock purchase warrants to purchase up to 4,054,055 shares of common stock. The number shares of common stock set forth does not reflect the application of certain beneficial ownership limitations contained in the warrants described in items (ii) and (iii) above.

Plan of Distribution

The selling stockholder and any of its donees, pledges, assignees and successors-in-interest may from time to time, sell any or all of their shares of common stock covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling stockholder to sell a specified number of shares of common stock at a stipulated price per share;
•	through the written settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority (“FINRA”); and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares of common stock covered by this prospectus or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of common stock short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock covered hereby may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

We have agreed to pay certain fees and expenses incidental to the registration of the shares of common stock covered hereby and to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We also agreed to keep the registration statement of which this prospectus forms a part effective until the selling stockholder does not own any Warrants or shares of common stock issuable upon exercise of the Warrants. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock covered hereby may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Legal Matters

Thompson Hine LLP, New York, New York, will pass upon the validity of the securities being offered hereby.

Experts

The consolidated financial statements of Brainstorm Cell Therapeutics Inc., as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, incorporated in this Prospectus by reference, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report thereon, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the internet at www.sec.gov. You may also inspect the registration statement and this prospectus on this SEC website.

Copies of certain information filed by us with the SEC are also available on our website at www.brainstorm-cell.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and, except for the documents incorporated by reference as noted below, you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

Information We Incorporate By Reference

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April 1, 2024;

•	our Definitive Proxy Statement on Schedule 14A (other than information deemed furnished and not filed) filed with the SEC on August 16, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 14, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC on August 14, 2024;

•	our Current Reports on Form 8-K filed on April 2, 2024, April 17, 2024, May 3, 2024, June 4, 2024, June 20, 2024, June 28, 2024, July 19, 2024, July 30, 2024, and September 16, 2024; and

•	the description of our common stock set forth in the registration statement on Form 8-A filed with the SEC on September 24, 2014, as supplemented by the description of our securities contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and any amendment or report filed with the SEC for the purpose of updating such description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered therewith. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Brainstorm Cell Therapeutics Inc. 1325 Avenue of Americas, 28th Floor, New York, NY 10019, Attention: Chief Executive Officer; telephone: (201) 488-0460. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.brainstorm-cell.com. The reference to our website is intended to be an inactive textual reference and, except for the documents incorporated by reference as noted above, the information on, or accessible through, our website is not intended to be part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us. All of the items below, except for the registration fee, are estimates.

SEC registration fee	$671.58
Legal Fees and Expenses	5,000.00
Accountant’s fees and expenses	5,000.00
Printing and Miscellaneous fees	5,000.00
Total	15,671.58

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director are not personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of their duty of loyalty to the company or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”); or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•	we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•	we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, certain of our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director or executive officer in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Item 16. Exhibits.

The following documents are exhibits to the registration statement:

Exhibit		Filed	Incorporated by Reference
Number	Description	Herewith	Form	Exhibit (File No.)	Date Filed
3.1	Certificate of Incorporation of Brainstorm Cell Therapeutics Inc.		DEF 14A	Appendix B (333-61610)	November 20, 2006
3.2	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc., dated September 15, 2014.		Form 8-K	Exhibit 3.1 (000-544365)	September 16, 2014
3.3	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc., dated August 31, 2015.		Form 8-K	Exhibit 3.1 (001-366641)	September 4, 2015
3.4	Certificate of Amendment to the Brainstorm Cell Therapeutics Inc. Certificate of Incorporation., dated September 16, 2024.		Form 8-K	Exhibit 3.1 (001-36641)	September 16, 2024
3.5	Bylaws of Brainstorm Cell Therapeutics Inc.		DEF 14A	Appendix C (333-61610)	November 20, 2006
3.6	Amendment No. 1 to Bylaws of Brainstorm Cell Therapeutics Inc., dated as of March 21, 2007.		Form 8-K	Exhibit 3.1 (333-61610)	March 27, 2007
4.1	Form of Warrant		Form 8-K	Exhibit 4.1 (001-36641)	June 28, 2024
5.1*	Opinion of Thompson Hine LLP
10.1	Form of Securities Purchase Agreement		Form 8-K	Exhibit 10.1 (001-36641)	June 28, 2024
23.1*	Consent of Thompson Hine LLP (included in Exhibit 5.1)
23.2	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network	X
24.1*	Power of Attorney (contained in the signature page to this registration statement)
107*	Filing Fee Table

* Previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” filed as an exhibit to the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 24, 2024.

Brainstorm Cell Therapeutics INC.

By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Chaim Lebovits	Chief Executive Officer	September 24, 2024
Chaim Lebovits	(Principal Executive Officer)

/s/ Alla Patlis	Interim Chief Financial Officer	September 24, 2024
Alla Patlis	(Principal Financial and Accounting Officer)

*	Director	September 24, 2024
Irit Arbel

*	Director	September 24, 2024
Nir Naor

*	Director	September 24, 2024
Jacob Frenkel

*	Director	September 24, 2024
Anthony Polverino

*	Director	September 24, 2024
Uri Yablonka

*	Director	September 24, 2024
Menghisteab Bairu

*	Director	September 24, 2024
Stacy R. Lindborg

By:	*/s/ Chaim Lebovits
Chaim Lebovits Attorney-In-Fact

II-4